UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)          October 20, 2005
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)
Registrant’s telephone number, including area code                    (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.
     On October 20, 2005, the Company entered into an amendment to its employment agreement with its departing President and Chief Executive Officer, Michael P. DiMino. Effective upon his resignation, the amendment provides that Mr. DiMino’s resignation will be treated as if his employment was terminated without cause. Under the terms of his employment agreement as amended, Mr. DiMino is entitled to the following (i) any earned but unpaid base salary; accrued but unpaid vacation time and expenses, vested options and accrued benefits under the Company’s benefits plans; (ii) one year’s base salary and an amount equal to his annual bonus at target level, both payable monthly in twelve equal installments, (iii) the vesting of all unvested long-term stock incentive awards and the removal of all restrictions and conditions from such awards, provided that Mr. DiMino must exercise such formerly unvested awards within one year of his resignation; (iv) continuation of health benefits for one year; and (v) outplacement services.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On October 21, 2005, the Company issued a press release announcing the resignation of its President and Chief Executive Officer, Michael P. DiMino, effective October 20, 2005. Mr. DiMino also resigned his position as a director. That same day, the Company announced the appointment of Jeffrey L. Rutherford, formerly the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary, to the position of President and Chief Executive Officer; the appointment of Michael A. Weisbarth, formerly the Company’s Vice-President, Controller, to the position of Chief Financial Officer, Controller and Treasurer; and Bruce K. Thorn, formerly the Company’s Senior Vice-President of Operations to the newly-created position of Chief Operating Officer.
     Mr. Rutherford, 44, has served the Company as its Senior Vice-President, Chief Financial Officer, Treasurer and Secretary since 2002. From 1997 to 2001, Mr. Rutherford served as Senior Vice-President and Chief Financial Officer of OfficeMax, Inc., a retailer of office supplies.
     Mr. Thorn, 38, has served the Company since 2002, most recently as its Senior Vice-President, Operations since 2004. Prior to joining the Company, Mr. Thorn served as Senior Director of Global Engineering Services for Gap, Inc., a specialty retailer in the apparel industry.
     Mr. Weisbarth, 41, has served the Company as its Vice-President, Controller since 2004. From 2001 to 2004, Mr. Weisbarth served OfficeMax, Inc. as Vice-President, Controller and Senior Vice-President, Treasurer.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.
99.1	News Release dated October 21, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: October 25, 2005	By:	/s/ Jeffrey L. Rutherford
Jeffrey L. Rutherford
President and Chief Executive Officer

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